Exhibit 10.1

M/I HOMES, INC. 401(k) PROFIT SHARING PLAN

Effective Date: January 1, 2002

M/I HOMES, INC. 401(k) PROFIT SHARING PLAN

TABLE OF CONTENTS

SECTION 1 - PARTICIPATION

SECTION 2 - CONTRIBUTIONS

SECTION 3 - LIMITATIONS ON ALLOCATIONS

SECTION 4 - PARTICIPANT’S ACCOUNTS

SECTION 5 - VALUATION OF PARTICIPANTS’ ACCOUNTS

SECTION 6 - RETIREMENT BENEFITS

SECTION 7 - DEATH BENEFITS

SECTION 8 - DISABILITY BENEFITS

SECTION 9 - IN-SERVICE AND TERMINATION BENEFITS

SECTION 10 - VESTING

SECTION 11 - PAYMENT OF BENEFITS

SECTION 12 - TRUST AGREEMENT

SECTION 13 - PLAN ADMINISTRATION

SECTION 14 - AMENDMENT AND TERMINATION

SECTION 15 - DISTRIBUTIONS ON PLAN TERMINATION

SECTION 16 - CREDITORS OF PARTICIPANTS

SECTION 17 - CLAIMS PROCEDURES

SECTION 18 - TOP HEAVY RULES

SECTION 19 - MISCELLANEOUS

SECTION 20 - ADOPTION BY AFFILIATE OR PARTICIPATING EMPLOYER

SECTION 21 - DEFINITIONS

M/I HOMES, INC. 401(k) PROFIT SHARING PLAN

M/I Homes, Inc. (“Sponsor”) hereby adopts, as of the Effective Date, the following amended and restated M/I Homes, Inc. 401(k) Profit Sharing Plan (“Plan”) for the exclusive benefit of the Employer’s eligible Employees and, where applicable, the Beneficiaries of such Employees.  It is intended that the Plan, together with the Trust Agreement, will comply with the applicable provisions of the Internal Revenue Code of 1986, as amended; and the Employee Retirement Income Security Act of 1974, as amended.  The Plan supersedes and replaces the provisions of the prior plan document.

The Plan is being amended and restated for the laws, regulations and other pronouncements set forth in Notice 2007-3.

SECTION 1 - PARTICIPATION

1.01                  Eligibility Requirements

This Section 1.01 is applicable on or after January 1, 2004.  Each Employee of the Employer will commence participation in the Plan on the Entry Date coinciding with or first following the date on which he meets the following requirements:

(a)             For purposes of making Section 401(k) Contributions only:

(i)	For Employees classified by the Employer as full-time employees:

A full-time Employee shall be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he completes 90 days of service with the Employer.

(ii)	For Employees classified by the Sponsor as part-time employees:

A part-time Employee shall be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he completes a Year of Eligibility Service (as defined in Section 1.02).

(b)             For Employer Contribution purposes only, each Employee of the Employer will commence participation in the Plan on the Entry Date coinciding with or first following the date on which he is credited with a Year of Eligibility Service (as defined in Section 1.02).

(c)             Effective for Plan Years commencing on and after January 1, 2005, for the purpose of satisfying the service requirements set forth in this Section 1.01, the Plan may credit an Employee with his or her service with an employer (“Predecessor Employer”) where such service occurred prior to the date that (i) the Predecessor Employer became an Affiliate or (ii) some or all of assets of the Predecessor Employer were acquired by the Sponsor or an Affiliate.  Such grants of prior service will be specified in either an action of the Board of Directors of the Sponsor, a document approved by an officer of the Sponsor, an action of the Plan Administrator or by an amendment to the Plan.

Notwithstanding the foregoing, an Employee who was a Participant in the Plan immediately prior to the Effective Date of this amended and restated Plan will remain a Participant on the Effective Date.

An individual who has met the eligibility requirements specified above with the Employer or an Affiliate prior to becoming an Employee will commence participation in the Plan on the Entry Date immediately following the date he became an Employee.

An individual who ceases to be classified by the Employer as an Employee but who remains actively employed by the Employer or an Affiliate will not be treated as being eligible to receive a distribution from the Plan pursuant to Section 9.01 until his severance from employment from the Employer and all Affiliates.

1.02                  Service for Eligibility

An Employee will be credited with a “Year of Eligibility Service” on the last day of an Eligibility Computation Period in which he is credited with at least 1,000 Hours of Service.  An Employee’s “Eligibility Computation Period” is a 12-month period beginning on his Employment Commencement Date or, to the extent necessary, any anniversaries of such Employment Commencement Date.

1.03                  Effect of Rehire on Prior Eligibility Service

For purposes of making Section 401(k) Contributions, a former Participant who is reemployed by the Employer following his separation from service from the Employer and all Affiliates will participate in the Plan on the next Entry Date immediately following the date of his reemployment with the Employer, providing he is an Employee on such date.

For purposes of determining eligibility for Employer Contributions, a former Participant who is reemployed by the Employer following separation from service from the Employer and all Affiliates will participate in the Plan on the date of his reemployment with the Employer.

A former Employee who did not satisfy the Plan’s eligibility requirements prior to his termination of employment and is reemployed by the Employer will become a Participant on the date he satisfies the eligibility requirements set forth in Section 1.01 above.

SECTION 2 - CONTRIBUTIONS

2.01                  Employer Contributions

(a)             Subject to its right to terminate or amend the Plan and the limitations set forth in Section 3.01, , for each Plan Year the Employer may make a contribution to the Plan for the benefit of each Participant eligible to receive an allocation pursuant to subsection (c) below to be allocated in accordance with subsection (b) below.  The amount of such contribution by the Employer to be paid to the Plan in any year will be such amount as the Employer may in its discretion determine; provided, however, that in any year, the amount contributed will not be greater than the limit set forth in Section 404(a)(3) of the Code.

(b)             For each Plan Year, the Employer Contribution will be allocated among the Employer Contribution Accounts of all Participants who are eligible to receive an allocation for such year in the proportion which the Compensation of each eligible Participant for such year bears to the total Compensation of all eligible Participants for such year.  For purposes of the allocation of Employer Contributions pursuant to this Section 2.01 only, the Plan Year Compensation of each eligible Participant shall include only (i) a Participant’s base compensation, plus (ii) net commissions.  Furthermore, the Plan Year Compensation (as defined herein) of each eligible Participant shall be limited to a maximum of $50,000.

(c)             A Participant is eligible to receive an allocation pursuant to this Section 2.01 for a Plan Year if the Participant, while an Employee, is credited with at least 1 Hour of Service with the Employer during such year and either (i) is employed by the Employer on the last day of such year or (ii) dies, retires pursuant to the Employer’s retirement policy or is disabled (within the meaning of Section 8.02) during such year.

(d)             For Plan Years commencing on and after 2005, at the discretion of the Plan Sponsor, a special allocation of a specified dollar amount may be made for one or more Predecessor Employer Participants during such year, and shall be allocated to the Participant’s Employer Contribution Account.  For the purpose of this subsection (d), a “Predecessor Employer Participant” is a Participant who previously worked for an employer which was acquired by, or some or all of the assets were acquired by, the Sponsor or an Affiliate.  Any such special allocation shall be specified in writing by an action of the Board of Directors of the Sponsor, a document approved by an officer of the Sponsor, an action of the Plan Administrator or by an amendment to the Plan.

2.02                  Section 401(k) Contributions

(a)             A Participant is entitled to make, modify or cease an Enrollment Election as of the date or dates prescribed by the Plan Administrator (“change dates”), provided that the Participant is entitled to make, modify or cease an Enrollment Election at least once each Plan Year.  The Enrollment Election will provide for the reduction of the Compensation of the Participant and a corresponding contribution of such amount to the Plan by the Employer as a Section 401(k) Contribution that will be allocated to the Participant’s Section 401(k) Account.  The Plan Administrator may establish rules and regulations that provide for the receipt of such Enrollment Election not later than the dates specified by the Plan Administrator in order for such election to be processed by the change dates.  The Plan Administrator may limit the amount of Section 401(k) Contributions a Participant may make in order to comply with the limits that are set forth in Section 3.

(b)             Effective for Plan Years beginning after December 31, 2005, the Employer may in its sole discretion make fully vested qualified non-elective contributions to the Plan that will be allocated to the separate accounts of one or more Participants who are Non-Highly-Compensated Employees in such amounts as the Employer directs, but limited to amounts that will not be treated as disproportionate contributions as defined in Treasury Regulations 1.401(k)-2(a)(6)(iv)(B) or 1.401(m)-2(a)(6)(v).  Such contributions will be taken into account in computing Participants’ deferrals and contribution percentages as further described in Section 3.  The amounts allocated to each such Participant pursuant to this subsection (b) may not be distributed prior to the date the Plan permits a Participant’s Section 401(k) Contributions to be distributed.  Qualified non-elective contributions shall be made to the Plan not later than by the end of the 12-month period immediately following the Plan Year to which such contributions relate.  The Plan may also treat fully vested Employer Contributions allocated to Participants in Section 2 that meet the requirements of Treasury Regulation 1.401(k)-2(a)(6) as qualified non-elective contributions to the Plan.

(c)             An actively employed Participant who has attained or will attain age 50 by the last day of any calendar year and who is prevented from making additional Section 401(k) Contributions to the Plan for a Plan Year as a result of a Plan limitation on the amount or percentage of such contributions the Participant may make for a Plan Year, the limitations imposed by Section 3 of the Plan (other than the limitations on the amount of Catch-up Contributions a Participant may make to the Plan) or any other applicable Plan limitation, may make Section 401(k) Contributions to the Plan in excess of such limitations with such contributions also being referred to as “Catch-up Contributions.”

Catch-up Contributions shall not be subject to the otherwise applicable limitations described in Sections 401(a)(30), 401(k)(3), 404(h), 410(b), 415 or 416 of the Code, or any other applicable limitation for the relevant Plan Year, Limitation Year or calendar year for which such contribution is credited.

The provision of this subsection (c) shall be applicable on an equivalent basis to all Participants in the Plan who are eligible to make Section 401(k) Contributions and to similarly situated participants in any other plan sponsored by an Employer or Affiliate that provides for elective deferrals under a “qualified cash or deferred arrangement” [within the meaning of Treasury Regulation 1.401(k)-1(a)(4)].

(d)             Section 401(k) Contributions will be contributed by the Employer to the Trustee as soon as practicable after the date the amounts otherwise would have been paid to the Participant, but not later than the time period set forth in Department of Labor Regulation 2510.3-102.

2.03                  Rollover Contributions

Subject to the Plan Administrator’s reasonable determination that a Rollover Contribution meets the requirements of Section 402(c) of the Code, and any further restrictions set forth in this paragraph, a Participant who is also an Employee may contribute to the Plan, as a Rollover Contribution, a distribution from another qualified pension or profit sharing plan or a distribution from an individual retirement account, providing the distribution from the Individual Retirement Account meets the requirements of Code Section 408(d)(3)(A)(ii) except that after-tax contributions may not be rolled over.  Amounts so rolled over will be credited to and maintained in the Participant’s Rollover Account.  Amounts transferred directly from another qualified pension or profit sharing plan pursuant to Section 401(a)(31) of the Code will be treated hereunder as a Rollover Contribution.

2.04                  Direct Transfers

The Plan Administrator may accept plan-to-plan transfers from the accounts of another qualified plan, or elective transfers, within the meaning of Treasury Regulation 1.411(d)-4, Q&A-3(b).  Notwithstanding the foregoing, the Plan Administrator will not accept any plan-to-plan transfer that would require the Plan to preserve any form of benefits not currently offered by the Plan pursuant to Code Section 411(d)(6) or the regulations thereunder.  To the extent that the transferred amounts consist of salary deferral contributions pursuant to Section 401(k) of the Code, such amounts may not be distributed from the Plan prior to the time Section 401(k) Contributions may be distributed from the Plan.

2.05                  Top Heavy Minimum Required Contribution

If, for any Plan Year, the Plan is a “Top Heavy Plan” [as defined in Section 18.01(f)], the Employer may be required to make a contribution for the Plan Year to the Accounts of certain “Non-Key Employees” [as defined in Section 18.01(b)].

2.06                  Certain Make-up Contributions

(a)             A Participant who is absent from active employment with the Employer by reason of service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) will be permitted, upon returning to active employment, to the extent such Participant’s reemployment rights under the Plan are protected by the Uniformed Services Employment and Reemployment Rights Act, to make additional Section 401(k) Contributions (hereinafter referred to as “make-up contributions”) of an amount not greater than the maximum amount of contributions that the Participant would have been permitted to make had the Participant been actively employed by the Employer and eligible to make Section 401(k) Contributions during his period of Qualified Military Service.  Such a Participant will be permitted to make make-up contributions during a period that begins on the date that the Participant returned to active employment with the Employer and ends on the date that is the lesser of:  (i) the product of three and the period of Qualified Military Service immediately prior to the Participant’s date of return to active employment; and (ii) five years.

No earnings will be credited by the Plan with respect to make-up contributions until received by the Trust.

(b)             Make-up contributions will not be subject to the limitations set forth in Section 3 of the Plan with respect to the year such amounts were made; however, such amounts will be subject to the limitations set forth in Section 3 of the Plan with respect to the year in which such amounts relate in accordance with rules promulgated by the Secretary of the Treasury.  In addition, a Participant’s ability to make contributions pursuant to this section will have no effect on the determination of a Participant’s deferral percentage determined pursuant to Section 3.

SECTION 3 - LIMITATIONS ON ALLOCATIONS

3.01                  Limitations on Annual Additions

(a)             Annual Additions to each Participant’s Account will not exceed the lesser of (i) the dollar limitation set forth in Code Section 415(c)(1)(A) or (ii) 100% of the Participant’s “Section 415 Limit Compensation” paid or made available for the applicable Limitation Year.  The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service [within the meaning of Sections 401(h) or 419A(f)(2) of the Code] which is otherwise treated as an annual addition.  If the Annual Additions allocated to a Participant’s Account for a Limitation Year is in excess of the limitations set forth in this paragraph, such excess will be considered an “excess Annual Addition.”

For the purpose of this section, Section 415 Limit Compensation means wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation to an Employee by the Employer during the Plan Year (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052.  Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2) of the Code].

Section 415 Limit Compensation will also include “elective deferrals,” as such term is defined by Section 402(g)(3) of the Code, and amounts contributed or deferred at the election of the Participant by the Employer that are not includable in the gross income of the Participant by reason of Section 125, Section 132(f) or Section 457 of the Code.  Section 415 Limit Compensation shall not include contributions to a Participant’s Account for medical benefits [within the meaning of Section 401(h) or Section 419A(f)(2) of the Code] after a Participant’s separation from service, notwithstanding the fact that such contributions may otherwise be treated as Annual Additions.  Amounts payable to a Participant under an arrangement pursuant to Section 125 of the Code shall include the amount of compensation not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount payable under an arrangement under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b)             For Limitation Years beginning on or after January 1, 2005, payments made within 2½ months after “severance from employment” [within the meaning of Code Section 401(k)(2)(B)(i)(I)] are included in the amount of a Participant’s Section 415 Compensation if such amounts are payments that, absent a severance from employment (i) would have been paid to the Employee had the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours; (ii) are compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or (iii) are payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Section 415 Compensation if paid after severance from employment, even if such amounts are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering into Qualified Military Service.

3.02                  Corrective Adjustments

If, as a result of a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of Section 401(k) Contributions that may be made under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner will specify, an excess Annual Addition exists, such excess will be disposed of by the distribution of Section 401(k) Contributions reducing contributions made by the Employer and allocated to the Participant’s Account for the applicable Limitation Year in the next and succeeding Limitation Years until such excess is reduced.  If an excess Annual Addition exists at the end of the Limitation Year and the Participant was not covered by the Plan as of the last day of such Limitation Year, such excess will be treated as a forfeiture to be held unallocated in a suspense account and applied to reduce contributions made by the Employer for all remaining Participants in the next and succeeding Limitation Years prior to any contributions being made by the Employer to the Plan for such year.

If an excess Annual Addition exists as a result of a Participant being a participant in another defined contribution plan maintained by the Employer or Affiliate, the excess Annual Addition will be treated in accordance with this Section 3.02 unless treated as an excess annual addition in the other plan.

Notwithstanding the foregoing, effective on and after January 1, 2008, excess Annual Additions shall be corrected in the manner permitted by the Internal Revenue Service in accordance with its Employee Plans Compliance Resolution System as set forth in Rev. Proc. 2006-07 or other successor guidance.

3.03                  Maximum Section 401(k) Contributions

(a)             For each calendar year, the Section 401(k) Contributions made by a Participant, excluding amounts treated as excess Annual Additions pursuant to Section 3.02 or amounts treated as Catch-up Contributions, shall not exceed the dollar limitation set forth in Section 402(g)(1) of the Code, as adjusted by Section 402(g)(4) of the Code.  Catch-up Contributions made by a Participant shall not exceed the dollar limitation set forth in Code Section 414(v)(2)(B) [as adjusted in accordance with Code Section 414(v)(2)(C)] or the limitation described in Code Section 414(v)(2)(A)(ii).

If a Participant’s Section 401(k) Contributions (including Catch-up Contributions), combined with elective deferrals to other plans which are required to be aggregated with this Plan for the purpose of determining the limitations set forth in the preceding paragraph, exceed either of the limitations set forth in the preceding paragraph, the Participant may assign to the Plan any portion of the amount in excess of the applicable limitation (“excess deferrals”) by notifying the Plan Administrator in writing of the amount to be treated as an excess deferral by March 1st of the year following the calendar year in which the excess relates.  The amount of excess deferrals that is required to be distributed to a Participant for a taxable year will be reduced by any excess contributions [as defined in subsection (g) below] previously distributed to the Participant for the Plan Year beginning with or within the taxable year.  Notwithstanding the foregoing, a Participant is not required to notify the Plan with regard to excess deferrals that arose solely from Section 401(k) Contributions and Catch-up Contributions to the Plan and elective deferrals to other plans sponsored by the Employer or its Affiliates.  The amount of excess deferrals, and allocable income, will be distributed to the Participant no later than April 15 of the calendar year first following the calendar year in which the excess deferrals arose.  For this purpose, “income” will be determined by including the Participant’s share of the allocable gain or loss on the deferrals made by the Participant during the calendar year in which such excess is attributable.  Commencing on and after January 1, 2006, gain or loss shall include the allocable gain or loss for the period between the end of the taxable year and the date of distribution to the Participant to the extent that the Participant would have otherwise received such gain or loss for such period if the Participant’s entire Account were distributed.  The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.402(g)-1(e)(5)(ii) or (iii), with one such method being applied consistently to all affected Participants.

(b)             For a Plan Year, the deferral percentage for eligible Highly-Compensated Employees will not exceed the greater of (i) 125% of the deferral percentage for eligible Non-Highly-Compensated Employees or (ii) the lesser of (A) 200% of the deferral percentage for eligible Non-Highly-Compensated Employees; or (B) the deferral percentage for eligible Non-Highly-Compensated Employees plus two percentage points.  The calculation shall be computed to the nearest hundredth of a percentage point.  The Plan will not fail to satisfy the requirements of this subsection (b) to the extent that all eligible employees under the Plan for a Plan Year are Highly-Compensated Employees.  The limitation of this subsection (b) shall apply separately to groups of Highly-Compensated and Non-Highly-Compensated Employees (i) if such employees are required by Code Section 401(k) or applicable regulations thereunder to be disaggregated, or (ii) to the extent such groups may permissibly be disaggregated and the Plan Administrator elects to apply the deferral percentage test separately to such groups of employees.  Plans may be aggregated in accordance with this subsection (b) only if they have the same deferral percentage testing method.  The aggregation and restructuring rules of Treasury Regulation 1.401(k)-1(b)(4) are hereby incorporated by reference.  The portion of a Plan covering Participants who are members of a collective bargaining unit must be disaggregated from the portion of the Plan covering non-collectively bargained employees.  However, if the Plan covers two or more separate collective bargaining units, the Plan may treat such units as a single collective bargaining unit.  If the Plan uses the immediately preceding year testing method and experiences a coverage change during the Plan Year, the deferral percentage for the Plan Year is the weighted average of the prior year subgroups determined in accordance with Treasury Regulation 1.401(k)-2(c)(4).

If the Plan Administrator elects to apply Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements set forth in Code Section 410(b)(1), the Plan Administrator may exclude from consideration, in determining whether the arrangement meets the requirements of this subsection (b), all eligible Participants (other than Highly-Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).  The Plan may also be disaggregated into separate plans where deferral percentages are calculated separately for all eligible Participants who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Participants who have not completed such minimum age and service requirements.

(c)             For the purpose of this subsection (c), the “deferral percentage” for eligible Highly-Compensated Employees and eligible Non-Highly-Compensated Employees is the average of the ratios (calculated separately for each person in either the Highly- or Non-Highly-Compensated Employee group) of (i) the Section 401(k) Contributions paid under the Plan on behalf of each such eligible Employee for the applicable plan year (as adjusted in accordance with the following sentences) divided by (ii) the Employee’s Compensation earned during the period during the Plan Year that the Employee was a Participant.  Amounts described in paragraph (c)(i) above shall exclude: (A) amounts treated as excess deferrals of Non-Highly-Compensated Employees; (B) Section 401(k) Contributions not paid to the Trust within 12 months after the end of the applicable Plan Year; (C) Catch-up Contributions made in excess of an Employer provided limit or statutory limit; and (D) other amounts not meeting the requirements described in Treasury Regulation 1.401(k)-2(a)(4)(i).  Amounts described in paragraph (c)(i) above shall include: (D) qualified non-elective contributions contributed in accordance with Section 2.02(b) or for Plan years beginning after December 31, 2005, Employer Contributions in accordance with Section 2.01 of the Plan; and (E) excess deferrals of Highly-Compensated Employees that arise solely from Section 401(k) Contributions made under this Plan or other plans of the Employer.  Notwithstanding the foregoing, qualified non-elective contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the immediately following Plan Year.

The calculation shall be computed to the nearest hundredth of a percentage point.  Catch-up Contributions deferred by a Participant in accordance with Section 414(v) of the Code, Section 401(k) Contributions recharacterized by the Plan as Catch-up Contributions in accordance with subsection (g) below, and Section 401(k) Contributions attributable to periods of Qualified Military Service will also not be included in determining a Participant’s deferral percentage.  The deferral percentage for a Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated under two or more plans that are maintained by the Employer shall be determined as if such elective deferrals are made under each plan.  If the plans mentioned in the preceding sentence have different plan years, then all elective contributions made to all such plans during the Plan Year being tested shall be treated as Section 401(k) Contributions under this Plan without regard to the plan years of the other plans.

For the purpose of this subsection (c), “applicable plan year” means, for the group of eligible Highly-Compensated Employees described in subsection (b) above, the current Plan Year; and for the group of eligible Non-Highly-Compensated Employees described in subsection (b) above, either the current Plan Year or the immediately preceding Plan Year, as specified below.  To the extent the Plan provides that the applicable Plan Year is the current Plan Year for the eligible group of Non-Highly-Compensated Employees, the Sponsor may only amend such testing method to provide for testing based on the immediately preceding Plan Year if the Plan has used the current Plan Year method for each of the preceding five Plan Years (or if less, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(D)(i), the Employer maintains both a plan using the current Plan Year method and the immediately preceding Plan Year method, and the change is made within the transition period described in Code Section 410(b)(6)(ii).  The testing method selected in this paragraph for the eligible group of Non-Highly-Compensated Employees is the current Plan Year method.

(d)             In determining whether the Plan satisfies the deferral percentage test set forth in subsection (c) above, all Section 401(k) Contributions that are made under any other plan or plans that are required to be aggregated with the Plan for the purpose of satisfying Code Sections 401(k), 401(a)(4) or 410(b) shall be included in the deferral percentage test.

(e)             For the purpose of this section, an Employee will be treated as either an eligible Highly-Compensated Employee or an eligible Non-Highly-Compensated Employee for a Plan Year if such person was eligible to make Section 401(k) Contributions to the Plan for the Plan Year.

(f)             The Plan will not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year (and if practical, to avoid certain excise taxes before the close of the first 2½ months of the following Plan Year), the amount of excess contributions, and the income allocable to such contributions, is distributed.  For this purpose, “income” allocable to excess contributions will be determined by including the Participant’s share of the allocable gain or loss on such Section 401(k) Contributions for the Plan Year in which the excess contribution arose.  Effective for the Plan Year commencing on January 1, 2006, but excluding all Plan Years thereafter, the allocable gain or loss shall include the period between the end of the Plan Year and the date of distribution to the Participant to the extent that the Participant would have otherwise received such gain or loss for such period if the Participant’s entire Account was distributed.  The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.401(k)-2(b)(2)(iv), with one such method being applied consistently to all affected Participants.

(g)             Any distribution of excess contributions for any Plan Year will be made to Highly-Compensated Employees determined by allocating such amounts to the Highly-Compensated Employees with the largest deferral percentage dollar amounts, beginning with the Highly-Compensated Employee with the largest amount and continuing in descending order to the Highly-Compensated Employee with the next highest dollar amount, etc., until all of the excess contributions have been allocated.  For purposes of this section, the term “excess contributions” will mean, with respect to any Plan Year, the excess of (i) the amount of contributions made on behalf of Highly-Compensated Employees for such Plan Year which are included in the deferral percentage, over (ii) the maximum amount of such contributions permitted under subsection (b) above, determined by hypothetically reducing deferrals made on behalf of Highly-Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages.  Excess contributions and income allocated to a Participant will be reduced by excess deferrals previously distributed to the Participant for the taxable year ending with or within the Plan Year in which such excess contributions relate.  The Plan shall recharacterize excess contributions to be distributed to a Highly-Compensated Employee as Catch-up Contributions made by such Highly-Compensated Employee to the Plan, and treat such excess contributions so recharacterized as being distributed in accordance with this subsection (g), subject to the eligibility restrictions and applicable limitations on Catch-up Contributions set forth in Section 414(v) of the Code.

SECTION 4 - PARTICIPANTS’ ACCOUNTS

4.01                  Establishment of Accounts

The Plan Administrator will establish and maintain, to the extent necessary, the following Accounts for a Participant: Employer Contribution Account, Section 401(k) Account and Rollover Account.  The Plan Administrator may establish other accounts as it deems necessary for the proper administration of the Plan.  All of the preceding accounts maintained for a Participant will be referred to in the aggregate as the Participant’s “Account.”

4.02                  Investment of Accounts

The Plan Administrator will establish and maintain three or more investment funds for the investment of a Participant’s Employer Contribution Account, Section 401(k) Account and Rollover Account under the Plan according to investment criteria established by the Plan Administrator.  One such stock fund may be an employer stock fund consisting, on a unit accounting basis, of common stock of the Employer and cash or cash equivalents as needed to meet the obligations of the fund.  The Plan Administrator has the authority to direct the Trustee to merge, modify or delete any existing investment funds or to create additional investment funds.  Each sum credited to a Participant’s Account will be invested by the Trustee in such investment funds through directions given by the Participant or Beneficiary to the Plan Administrator (or, if permitted by the Plan Administrator, to any person or entity designated by the Plan Administrator) and such person will have the opportunity to obtain written confirmation of such instructions.  The Plan Administrator may establish procedures and limitations with regard to the investment of a Participant’s Account, including limiting the maximum amounts that may be contributed to or invested by a Participant in any investment fund, or specifying the day or dates during the Plan Year in which a Participant may make or change his investment direction and any deadlines necessary to timely process a Participant’s investment direction.

If a Participant or Beneficiary fails to direct his Account, such Account will be directed by the Trustee into one of the default investment options offered under the Plan, as specified by the Plan Administrator.

The Plan Administrator may permit a Participant or Beneficiary to invest his Account by written instructions to the Plan Administrator, by instructions made through the Internet, by telephone or through the use of any electronic means not prohibited by the Internal Revenue Service or the Department of Labor, and to receive all information necessary to make such investment instructions in a similar manner.  The Plan Administrator may limit the methods used by the Participant or Beneficiary to one or more of the methods described in this paragraph.

4.03                  Voting of Employer Stock

The Plan Administrator shall establish procedures regarding the manner in which common stock of the Employer held in a Participant’s or Beneficiary’s Account will be voted or not voted.  The Plan Administrator may establish procedures for the notification of Participants and Beneficiaries of matters on which a vote is to be taken, and may provide that the Participant or Beneficiary is the named fiduciary responsible for voting the common stock of the Employer (“Employer Stock”).

Each Participant or Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Employer Stock allocated directly or indirectly as a result of unit accounting to such Participant’s or Beneficiary’s Account.  The Plan Administrator shall use its best efforts to notify or cause to be notified each Participant or Beneficiary of any tender or exchange offer to holders of Employer Stock, together with appropriate forms for directing the Trustee as to the manner in which to respond to such tender or exchange offer.  Upon timely receipt of directions from a Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions.  If the Trustee does not receive timely directions from a Participant or Beneficiary under this section, the Trustee shall not vote such shares.

The Sponsor designates the Director, Compensation & Benefits with the responsibility for establishing procedures for the confidentiality of the votes or elections made by the Participant or Beneficiary pursuant to this section, and ensuring that such procedures are followed.

SECTION 5 - VALUATION OF PARTICIPANTS’ ACCOUNTS

5.01                  Valuations

As of each Valuation Date, the Plan Administrator will obtain a valuation of the assets of the Trust Fund from the Trustee on the basis of the market value of the assets of the Trust Fund.  On the basis of such valuation, Participants’ Accounts will be adjusted to reflect the effect of income received or accrued, realized and unrealized profits and losses, expenses, payments to Participants and all other transactions in the period since the last preceding Valuation Date.

5.02                  Method of Adjustment

Each Participant’s or Beneficiary’s Account will be adjusted for contributions, withdrawals, earnings, losses, Plan expenses and other debits or credits in accordance with procedures established by the Plan Administrator.  Such adjustment will be made at least once during a Plan Year, at a specific inventory date and in accordance with a method consistently followed and uniformly applied.  The fair market value of the assets of the Trust on the inventory date will be used for this purpose, and the Accounts of Participants and Beneficiaries will be adjusted in accordance with the valuation.  Adjustments will generally be made on a pro rata basis, except that expenses and other items may be adjusted on a per capita basis, to the extent that such adjustments satisfy Section 401(a)(4) of the Code.  Notwithstanding the foregoing, earnings and losses of the Trust Fund will be allocated to the Participant’s or Beneficiary’s adjusted Account based upon the portion of the Participant’s Account invested in an investment fund.  If Participants or Beneficiaries are permitted to direct the investment of their Accounts, calculations of earnings or losses will be based upon the investment performance of the investments selected by the Participant or Beneficiary.

SECTION 6 - RETIREMENT BENEFITS

6.01                  Eligibility for Retirement

A Participant who separates from service from the Employer and  all Affiliates on or after attaining his Normal Retirement Age will become eligible for a retirement benefit equal to the entire value of his Account.  Subject to Section 11.04, a Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefit set forth in Section 11.01.

SECTION 7 - DEATH BENEFITS

7.01                  Eligibility for Death Benefit

The Beneficiary of a Participant who died prior to his separation from service from the Employer and all Affiliates will be entitled to the entire value of the deceased Participant’s Account.  The Beneficiary of a Participant who dies on or after his separation from service from the Employer and all Affiliates will be entitled to the vested value of the deceased Participant’s Account.

7.02                  Designation of Beneficiary

(a)             Subject to the provisions of Section 7.03, each Participant will designate, by a written instrument filed with the Plan Administrator, one or more Beneficiaries who, upon the death of the Participant, will be entitled to receive the death benefit described in Section 7.01.  If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each Beneficiary.  To the extent that the Participant does not specify either the sequence or proportion in which payments are to be made to each Beneficiary, payments will be made in equal shares to all named Beneficiaries then living at the time of the Participant’s death.  To the extent otherwise consistent with the Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Plan Administrator in the manner prescribed by the Plan Administrator.  If no Beneficiary has been designated or if no designated Beneficiary is living at the time of the Participant’s death, payment of such death benefit, if any, to the extent permitted by law, will be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries:  (i) Surviving Spouse or (ii) executors or administrators of the estate of such deceased Participant.  Any minor’s share will be paid to such adult or adults as have, in the opinion of the Plan Administrator, assumed custody and support of such minor.  Proof of death satisfactory to the Plan Administrator must be furnished prior to the payment of any death benefit under the Plan.

(b)             If benefits under the Plan are paid to a Beneficiary pursuant to this Section 7 in a form other than a lump sum, such Beneficiary may name in writing filed with the Plan Administrator an individual or individuals to receive the remainder of such benefit upon the death of the Beneficiary.  In the absence of such a designation by the Beneficiary, such remaining benefit, if any, will be paid to the estate of the Beneficiary.  If a Beneficiary is alive at the time of the Participant’s death but dies prior to the commencement of benefits to him or her, the death benefit payable to the Beneficiary pursuant to this Section 7 will be paid to the estate of such Beneficiary.

7.03                  Distribution of Death Benefit

If a Participant dies without a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section 7.01 will be distributed to his Beneficiary.  Subject to Section 11.04, the Beneficiary may only elect to receive a distribution in the form of a lump sum.

If a Participant dies with a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section 7.01 will be paid to his Surviving Spouse.   However, if the Surviving Spouse consents to an alternate Beneficiary to receive the death benefit described in Section 7.01, such death benefit will be distributed to the alternate Beneficiary in accordance with the preceding paragraph.  For purposes of the preceding sentence, the consent of the Spouse must (a) be in writing; (b) designate a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without the consent of the Spouse (or the Spouse expressly permits designations by the Participant without further consent of the Spouse); (c) acknowledge the effect of such consent; and (d) be witnessed by a Plan representative or notary public.

All distributions made pursuant to this section will also comply with the provisions of Section 11.03.

SECTION 8 - DISABILITY BENEFITS

8.01                  Amount of Disability Benefit

A Participant who becomes “totally and permanently disabled,” as defined in Section 8.02 below while employed by the Employer, will be entitled to the entire value of his Account.  A Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefit set forth in Section 11.01.

8.02                  Determination of Total and Permanent Disability

A Participant will be considered to be “totally and permanently disabled” if it is established by the Plan Administrator that the Participant is disabled within the meaning of the general personnel policies of the Employer.  The determination by the Plan Administrator with respect to whether a Participant is totally and permanently disabled will be made in a nondiscriminatory manner.

SECTION 9 - IN-SERVICE AND TERMINATION BENEFITS

9.01                  Amount of Benefits Upon Separation From Service

A Participant who incurs a severance from employment from the Employer and all Affiliates for any reason other than retirement (pursuant to Section 6), death (pursuant to Section 7) or disability (pursuant to Section 8) will be entitled to receive the entire value of his Account.  A Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefit set forth in Section 11.01.  If a successor employer maintains the Plan with respect to a Participant, or is obligated to receive a transfer of a Participant’s Account, the Participant will not be treated as having a severance from employment.

9.02                  Hardship Distributions

(a)             A Participant who is an Employee may apply to the Plan Administrator for a hardship distribution from his Account equal to the smaller of an amount necessary to satisfy an immediate and heavy financial need or the value of his Account.  Amounts withdrawn from a Participant’s Section 401(k) Account will not include income on Section 401(k) Contributions earned after December 31, 1988 or the amount of qualified non-elective contributions, as described in Section 2.02(b) or the amount of Employer Contributions treated as qualified non-elective contributions for the Plan Year commencing January 1, 2006, or subsequent years, and earnings on such contributions.  Hardship distributions will be charged against a Participant’s Account in such manner as the Plan Administrator determines.

(b)             For purposes of the Plan, an immediate and heavy financial need is the need for money for:

(i)
expenses for or necessary to obtain medical care that would be deductible under Section 213(d) of the Code (without regard to whether the expenses exceed the 7.5% adjusted gross income limitation) for the Participant or the Participant’s Spouse or dependents;

(ii)	costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)
the payment of tuition, related educational fees and room and board expenses for the next 12 months of postsecondary education for the Participant or the Participant’s Spouse, children or dependents [as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)];

(iv)	the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(v)
effective for Plan Years commencing on and after January 1, 2006, payment of burial or funeral expenses for the Participant’s deceased parents, spouse, children or dependents [as defined in Code Section 152 and without regard to Code Section 152 (d)(1)(B)];

(vi)
effective for Plan Years commencing on and after January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds the 10% of adjusted gross income requirement); or

(vii)	any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

(c)             An amount is necessary to satisfy an immediate and heavy financial need if:

(i)
the amount distributed does not exceed the amount of the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution);

(ii)
the Participant has obtained all other distributions and all nontaxable loans currently available under the Plan and all “other plans maintained by the employer” [as defined in Treasury Regulation 1.401(k)-1(d)(2)(iv)(B)(4), or effective for Plan Years commencing on and after January 1, 2006, as defined in Treasury Regulation 1.401(k)-1(d)(3)(iv)(F)] (or such loans or distributions have been denied), and has elected to receive all dividends currently payable to an employee stock ownership plan account maintained by an Employer for his benefit.  A loan will not be deemed to be available to a Participant to the extent that the Participant provides evidence satisfactory to the Plan Administrator that the loan repayment will constitute a financial hardship or the Participant provides a recent loan denial from a commercial lender in the amount of the proposed hardship withdrawal; and

(iii)
a Participant who has received a hardship distribution will not be eligible to make Section 401(k) Contributions to the Plan or any “other plans maintained by the employer” [within the meaning of Treasury Regulation 1.401(k)-1(d)(3)(iv)(F)] for the six-month period beginning on the date the hardship distribution was received.

SECTION 10 - VESTING

10.01                  Determination of Vested Benefits

A Participant’s Account will be fully vested at all times.

SECTION 11 - PAYMENT OF BENEFITS

11.01                  Method of Payment

Except as provided in Section 11.04 below, at the time a Participant’s benefit under the Plan may be distributed as a result of the Participant’s retirement (pursuant to Section 6), death (pursuant to Section 7), disability (pursuant to Section 8) or separation from service (pursuant to Section 9.01), the Participant (or Beneficiary in the case of the Participant’s death) may elect, on a form provided by the Plan Administrator, to receive the amount payable pursuant to such section in the form of a lump sum.  Except as otherwise provided by the Plan Administrator, all distributions will be made in the form of cash.

11.02                  Timing of Payments

(a)             Subject to subsection (b) below, unless the Participant elects otherwise, the payment of the Participant’s benefit pursuant to Section 11.01 of the Plan will begin not later than 60 days after the end of the Plan Year in which the latest of the following occurs: (i) the Participant attains his Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates service with the Employer and all Affiliates.  To the extent that a Participant who is required to consent to a distribution pursuant to Section 11.04 fails to provide the Plan Administrator with his consent, the Participant will be deemed to have made an election to defer a distribution pursuant to this subsection (a).

(b)             In no event will the amounts payable to a Participant pursuant to the terms of the Plan be distributed, or commence to be distributed, later than the Participant’s Required Beginning Date.  “Required Beginning Date” means, for a Participant who is not a 5% Owner, April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½; or (ii) the calendar year in which the Participant retires.  The Required Beginning Date of a Participant who is a 5% Owner means April 1 of the calendar year following the calendar year in which the Participant attains age 70½.  In addition, a Participant actively employed by an Employer and who attains age 70 ½ shall be given a one time option to elect to receive required minimum distributions.

The amount distributed to a Participant pursuant to subsection (b) shall be the amount necessary to satisfy Code Section 401(a)(9) and the applicable regulations thereunder.

During the Participant’s lifetime, the minimum amount that is required to be distributed in accordance with this subsection (b) for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined during a Participant’s lifetime beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

The following definitions apply to Section 11.02(b) and Section 11.03:

Designated beneficiary.  The individual who is designated by a Participant as a Beneficiary under the Plan who is also determined to be a designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-4, of the Treasury Regulations.

Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.03(b).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

Life expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

Account balance.  The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

For plans in existence on and after 1984 and prior to January 1, 2003, required minimum distributions before 2003 were made as follows:

(A)
Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987, and other applicable guidance.

(B)
Required minimum distributions for calendar years beginning on or after January 1, 2001 and prior to January 1, 2002 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register in January 2001.

(C)
For the purpose of this Section 11.02, a Participant is treated as a 5% Owner if such Participant is a “5% Owner” (as defined in Code Section 416) with respect to the Plan Year ending with or within the calendar year in which such owner attains age 70½.

(c)             Unless a distribution is required to be made to a Participant or Beneficiary pursuant to Section 11.04, a distribution to a Participant or Beneficiary who is eligible to receive a distribution pursuant to this Section 11 will be made as soon as is administratively practicable after the calendar quarter in which the Participant or Beneficiary completes and returns a benefit election in the manner permitted by the Plan Administrator.

The Plan Administrator may permit a Participant or Beneficiary to apply for benefits payable to such individual in writing, over the phone, through the Internet or through the use of any electronic means not prohibited by the Internal Revenue Service or the Department of Labor, and to receive all information necessary to complete such application in a similar manner.  The Plan Administrator may limit the method used by the Participant or Beneficiary to apply for benefits to one or more of the methods described in this paragraph.

11.03                  Distributions After Death

If the distribution of a Participant’s benefit under the Plan has commenced pursuant to Section 11 and he dies before his entire account balance has been distributed to him, the remaining portion of such account balance, if any, will be distributed at least as rapidly as under the method of distribution in effect prior to the Participant’s death, as determined in accordance with the provisions of Code Section 401(a)(9)(B)(i) and applicable regulations thereunder.

(a)             If the Participant dies on or after the date distribution of his account balance has commenced in accordance with the terms of the Plan, he dies prior to his entire account being distributed to him, and there is a designated beneficiary, the minimum amount that is required to be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the designated beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distribution of his account balance has commenced in accordance with the terms of the Plan and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that is required to be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)             Unless otherwise provided in this Section 11.03, if a Participant dies before the distribution of his account balance has commenced in accordance with the terms of the Plan, the amount payable as a death benefit pursuant to the terms of the Plan (hereinafter referred to as “death benefit”) will be distributed:

(i)	unless otherwise provided in (ii) below, not later than by the fifth anniversary of the December 31 coinciding with or next following the date of his death; or

(ii)
provided that the Plan provides for installment or annuity distributions to a Beneficiary and the Participant’s death benefit is payable to or on behalf of a designated beneficiary who is alive on the September 30 of the year following the year of the Participant’s death:

(A)
over a period not extending beyond the life expectancy of such designated beneficiary, provided that the distribution of the death benefit commences not later than the first anniversary of the December 31 coinciding with or first following the date of the Participant’s death; or

(B)
if the designated beneficiary is the Participant’s Surviving Spouse, the date by which the death benefit must commence in (i) above will not be earlier than the later of the December 31 of the calendar year immediately following the calendar year in which the Participant died or the December 31 of the calendar year in which the Participant would have attained age 70½.  If the Surviving Spouse dies before distribution to said Spouse begins, this paragraph (ii) will apply as if the Surviving Spouse were the Participant.  In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

The designated beneficiary must elect the method of distribution payable pursuant to this Section 11.03(b) not later than the earlier of (I) the December 31 of the calendar year in which distributions would be required to begin under this Section 11.03(b); or (II) the December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 11.03(b) [except subparagraph (b)(ii)(B) above] will apply as if the Surviving Spouse were the Participant.  For the purpose of Sections 11.02 and 11.03, unless the preceding sentence applies, distributions are considered to begin on either the Participant’s Required Beginning Date or, if subparagraph (b)(ii)(B) applies, the date distributions are required to begin to the Surviving Spouse under such subparagraph.

(c)             If the Participant dies prior to the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year payable in accordance with subsection (b) above after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary.

If the Participant dies prior to the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest payable in accordance with subsection (b) above will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For the purpose of this Section 11.03, “Required Beginning Date,” “account balance,” “designated beneficiary,” “life expectancy” and “distribution calendar year” shall have the meanings as set forth in Section 11.02(b).

11.04                  Consent and Cash-Out Requirements

If a Participant is eligible to receive a distribution pursuant to Sections 6, 7, 8 or 9.01 and the value of his vested Account does not exceed $1,000, the Participant (or Beneficiary in the case of the Participant’s death) will receive a distribution of his vested Account in the form of a lump sum as soon as is administratively feasible following his termination of employment.  However, prior to receiving such distribution, the Participant or Beneficiary will be informed of his right to make an eligible rollover distribution pursuant to Section 11.05.

Effective for distributions on or after March 28, 2005, if a Participant is eligible to receive a distribution of his Account pursuant to Sections 6, 7, 8 or 9, and the value of his vested Account exceeds $1,000, the Participant shall consent to the receipt of a distribution made from the Plan if such distribution occurs prior to the date the Participant attains his Normal Retirement Age, except that the consent of the Participant is not required to be obtained prior to the commencement of a distribution pursuant to Code Sections 401(a)(9) or 415.

A Participant’s election to receive a distribution from the Plan prior to his attainment of his Normal Retirement Age will not be valid unless (a) the Participant has received a general description of the material features of the forms of benefit, if any (hereinafter referred to as “description”), under the Plan; and (b) the Participant has been informed that, subject to the cash-out limits of this section, he has the right to postpone a distribution from the Plan.  The Participant will be provided with such description not less than 30 days and not more than 90 days prior to the date his benefits are scheduled to commence, provided that a distribution may be made to the Participant prior to such 30-day period if the Participant has been informed that he has a right to a period of at least 30 days after receiving the description to consider the decision of whether to elect a distribution from the Plan and the Participant, after receiving such information, affirmatively elects a distribution prior to such 30-day period.

If a terminated Participant who is otherwise eligible to receive a distribution from the Plan does not consent to a distribution pursuant to the preceding paragraph, his Account will be maintained by the Plan.  Notwithstanding the foregoing, the Plan may require such terminated Participant, in accordance with a uniform policy for all Participants similarly situated, to receive a distribution of his Account from the Plan after the Participant attains his Normal Retirement Age, or as soon as is administratively practicable after the Participant’s termination of employment, if later.

11.05                  Eligible Rollover Distributions

(a)             A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)             The following definitions will apply for purposes of this section:

(i)
Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary; (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9); (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (E) hardship distributions described in Code Section 401(k)(2)(B)(i)(IV); (F) other miscellaneous amounts set forth in the Code, regulations, or other guidance, including the taxable amount of defaulted loans or the distributed amount of excess contributions and excess deferrals; and (G) at the election of the Plan Administrator, any other distribution, providing all distributions in the year are reasonably expected to total less than $200.

(ii)
Eligible retirement plan:  Except as provided below, an eligible retirement plan is (i) an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution; or (ii) an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.  However, in the case of an eligible rollover distribution to a Spouse or former Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.  Effective on and after January 1, 2007, an eligible retirement plan shall also mean a Roth IRA, provided the distributee could have otherwise rolled over a traditional IRA to the Roth IRA during such taxable year.  Effective on and after January 1, 2007, with regard to a rollover from a non-spouse Beneficiary who is a “designated beneficiary” as defined by Treasury Regulation 1.401(a)(9)-4, an eligible retirement plan shall mean an individual retirement account or annuity.

(iii)
Distributee:  A distributee includes an Employee or former Employee.  In addition, the Spouse or Surviving Spouse of an Employee or former Employee, including a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), is a distributee with regard to the interest of the Spouse or Surviving Spouse, and a non-spouse Beneficiary who is a “designated beneficiary” as defined by Treasury Regulation 1.401(a)(9)-4, is a distributee with regard to the interest of such person.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION 12 - TRUST AGREEMENT

12.01                  Description of Trust Agreement

The Sponsor will continue the Trust Agreement with the Trustee to provide for the administration of the Trust Fund.  With its continuation, the Trust Agreement will be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan will be subject to all the terms and provisions of the Trust Agreement.

All expenses of the Plan will be paid from the Trust Fund, unless paid by the Employer.  In its discretion, the Employer may require the Trustee to reimburse the Employer for expenses of the Plan that the Employer paid on behalf of the Trust, so long as the request for reimbursement is presented by the Employer to the Trustee before the last day of the Plan Year in which the expense was paid by the Employer.  Alternatively, the Employer may reimburse the Trust for expenses of the Plan paid by the Trustee.  An administrative expense paid to the Trust as a reimbursement will not be considered as a contribution to the Plan made by the Employer.

“Qualifying employer securities” or “qualifying employer real property,” as such terms are defined in Section 407 of ERISA, may be held in Trust in amounts not in excess of the limitations set forth in such section.

SECTION 13 - PLAN ADMINISTRATION

13.01                  Plan Administrator

The Plan will be administered by a Plan Administrator.  The Plan Administrator will be appointed by and serve at the pleasure of the Sponsor.

13.02                  Duties of Plan Administrator

The Plan Administrator will supervise the maintenance of accounts and records as will be necessary or desirable to show the contributions of the Employer, allocations to Participants’ Accounts, payments from Participants’ Accounts, valuations of the Trust Fund and all other transactions pertinent to the Plan.

The Plan Administrator is authorized to perform, in its discretion, all functions necessary to administer the Plan and will have the power and discretion to construe the terms of the Plan and to resolve all questions arising from its operation, including, without limitation:

(a)             to determine the eligibility and qualification of claimants for benefits under the Plan (including determining the validity of a beneficiary designation);

(b)             to determine the allocation and vesting of contributions, earnings and profits of the Plan;

(c)             to determine the amount of benefits payable to Participants and Beneficiaries; and

(d)             unless otherwise delegated to another person in accordance with the claims procedures set forth in Section 17, to decide all questions or disputes with respect to the rights or obligations of Participants and Beneficiaries.

To the extent provided in the Plan and the Trust, the Plan Administrator or other fiduciary may direct the Trustee as to the investment of the Trust or may select an investment advisor to so direct.

The Plan Administrator may employ one or more persons to render advice with regard to any responsibility it has under the Plan, and it may designate others to carry out any of its responsibilities.

The Plan Administrator may adopt regulations and procedures governing the operation of the Plan.

13.03                  Interpretation of Document

The construction and interpretation of the Plan provisions, or any document or issue relating to the administration or operation of the Plan, are vested with the Plan Administrator, in its absolute discretion.  The Plan Administrator will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination.  Subject to Section 17, all such decisions, determinations and interpretations will be final, conclusive and binding upon all parties having an interest in the Plan.

SECTION 14 - AMENDMENT AND TERMINATION

14.01                  Sponsor’s Right to Amend or Terminate the Plan

The Sponsor has the right, at any time, by an instrument in writing, to modify, alter, amend or terminate the Plan, in whole or in part.  No amendment to the Plan will reduce the Participant’s accrued benefit or decrease the balance of a Participant’s Account.  To this end, provisions that affect directly or indirectly the computation of accrued benefits and are amended at the same time and with the same effective date will be treated as one Plan amendment.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit unless otherwise permitted by Code Section 411(d)(6) and applicable regulations thereunder.  The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted.  For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

Unless the amendment clearly provides to the contrary, no amendment to this Plan shall increase the accrued benefit or vested interest of a Participant who has terminated employment from the Employer prior to the date the amendment is effective.

The Board of Directors of the Sponsor, an executive committee of the Board of Directors or other committee of the Board of Directors or any executive officer to which or whom the Board of Directors delegates discretionary authority with respect to the Plan may exercise the Sponsor’s right to amend the Plan.

SECTION 15 - DISTRIBUTIONS ON PLAN TERMINATION

15.01                  Payment on Plan Termination

Upon the termination of the Plan, after adjustment of all Accounts maintained under the Plan in accordance with Section 5, including the adjustment of such Accounts for the payment of Plan expenses relating to the termination of the Plan, and subject to the further restrictions set forth in this paragraph below, the Plan Administrator will direct the Trustee to distribute to each Participant or Beneficiary the value of his Account either in cash or assets of the Trust Fund.  Such payment will be made in the form of a single lump sum payment and, except as provided below, to the extent that the Plan does not offer a commercial annuity option, will not require the Participant’s consent.  However, the consent of a Participant will be required prior to making a distribution pursuant to this paragraph if the Employer or an Affiliate maintains any other defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)].  In addition, a Participant’s Section 401(k) Account may not be distributed upon the termination of the Plan if the Employer or an Affiliate is deemed to maintain an “alternative defined contribution plan” [as defined in Treasury Regulation 1.401(k)-1(d)(4)].  The date the Plan is terminated shall be an allocation date for the purpose of making final allocations, if any, to Participants’ Accounts.

In the event that the Plan is terminated, any amounts held in a suspense account will be allocated to the Accounts of active Participants in a nondiscriminatory manner, as determined by the Plan Administrator.  To the extent that any amounts held in the suspense account cannot be allocated due to the application of Section 415 of the Code, the excess amounts will be treated as a reversion and distributed to the Sponsor or Employer after the payment to Participants and Beneficiaries of their Accounts.

To the extent that a Participant or Beneficiary cannot be located, the Plan Administrator may transfer the affected Participant’s Account to an IRA in accordance with Employee Benefits Security Administration Regulation 2550.404a2, escheat such Account to the applicable state unclaimed property department or take any other action consistent with applicable guidance and its fiduciary duty.

SECTION 16 - CREDITORS OF PARTICIPANTS

16.01                  Non-Assignability

Except as otherwise provided in Code Section 401(a)(13), no assignment, pledge or encumbrance of any character of the benefits under the Plan is permitted or recognized under any circumstances; and such benefits will not be subject to claims of creditors, execution, attachment, garnishment or any other legal process.

16.02                  Qualified Domestic Relations Orders

Section 16.01 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a “qualified domestic relations order,” as defined in Code Section 414(p). To the extent that the qualified domestic relations order so provides, the Plan may distribute to an alternate payee that portion of a Participant’s Account as specified by the order as soon as is administratively practicable after the determination by the Plan Administrator that the order constitutes a qualified domestic relations order, notwithstanding the fact that the distribution is made to the alternate payee prior to the date that the Participant would have attained his “earliest retirement age,” as such term is defined in Code Section 414(p)(4)(B).

16.03                  Loans

(a)             Permissibility of Loans.  A Participant may borrow funds from his Account pursuant to a loan program established and administered by the Plan Administrator.  Any loan granted under such program will be deemed an investment of the Account of the Participant to whom the loan is made.  All loans to Participants from the Plan shall comply with the provisions of  the loan program and subsections (b) and (c) of this section.

(b)             Code Section 72(p) Limitations.  No loan to a Participant will be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, will exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans made to the Participant during the one-year period ending on the day before the loan is made, over the outstanding balance of all loans made to the Participant as of the date the loan is made; or (ii) one-half the present value of the vested Account of the Participant.  For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), 414(m) and 414(o) are aggregated.  Furthermore, a loan will by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant.  An assignment or pledge of any portion of the Participant’s interest in the Plan, and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section.

(c)             Additional Requirements.  All loans made under the Plan will, in accordance with Code Section 4975(d)(1), comply with the following requirements:

(i)	Loans will be made available to all Participants or Beneficiaries on a reasonably equivalent basis.

(ii)
Loans will not be made available to “highly-compensated employees” [within the meaning of Code Section 414(q)] in an amount greater than the amount made available to other Participants or Beneficiaries.

(iii)	Each Participant or Beneficiary will apply for a loan by filing an application with the Plan Administrator or its designee.

(iv)	The Plan Administrator will review each application and, if required, will apply criteria established in a nondiscriminatory manner to determine whether to approve any loan to any Participant.

(v)
Loans will be adequately secured and bear a reasonable interest rate.  For this purpose, a Participant’s vested Account will constitute sufficient collateral for a loan, provided that not more than 50% of such vested Account be used as security for all outstanding loans made to the Participant under the Plan, determined immediately after the most recent loan is extended.  A reasonable interest rate will be determined for each loan by the Plan Administrator.

(vi)
Default on a loan will exist upon the occurrence of any event enumerated as a default in the promissory note or security agreement executed by the Participant or Beneficiary.  The note or agreement may provide that loan repayments may be suspended, and the loan will not be considered in default for periods of military service in accordance with Section 414(u)(4) of the Code.  In the event of default, foreclosure on the note and attachment of the portion of the Account provided as security will occur upon the occurrence of a distributable event under the Plan.

SECTION 17 - CLAIMS PROCEDURES

17.01                  Filing a Claim for Benefits

A Participant, Beneficiary or alternate payee, or the Employer acting on behalf of such individual, will notify the Plan Administrator of a claim for benefits under the Plan.  Such request will be in writing to the Plan Administrator and will set forth the basis of such claim and will authorize the Plan Administrator to conduct such examinations as may be necessary for the Plan Administrator to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the claimant may be entitled under the terms of the Plan.

A decision by the Plan Administrator on a claim for benefits under the Plan will be made promptly and not later than 90 days after the Plan Administrator’s receipt of such claim, unless special circumstances require an extension of the time for processing; in which case, a decision will be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim for benefits.  The claimant will be notified of the extension prior to the expiration of the 90-day period described in this paragraph.  If notice of the denial of a claim is not furnished within the time period specified in this paragraph, the claim will be deemed denied.

17.02                  Denial of Claim

Whenever a claim for benefits by a claimant has been denied by the Plan Administrator, in whole or in part, a written notice, prepared in a manner calculated to be understood by such individual, must be provided and must set forth:

(a)             the specific reason or reasons for the denial;

(b)             the specific reference to the pertinent Plan provisions on which the denial is based;

(c)             a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)             an explanation of the Plan’s claim review procedures.

17.03                  Remedies Available to Claimants

Upon denial of his claim by the Plan Administrator, the claimant may:

(a)             request a review upon written application to the Plan;

(b)             review pertinent Plan documents; and

(c)             submit issues and comments in writing to a named fiduciary.

The claimant will have 60 days after receipt of the written notification of a denial of his or her claim to request a review of such denied claim.

A decision by a named fiduciary will be made promptly and not later than 60 days after the named fiduciary’s receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The claimant will be notified of the extension prior to the expiration of the 60-day period described in this paragraph.  If the decision on review is not furnished within the applicable time period, the claim will be deemed denied upon review.

The decision on review by a named fiduciary will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 18 - TOP HEAVY RULES

18.01                  Preamble and Definitions

If, for any Plan Year, the Plan is a Top Heavy Plan, the provisions of Section 18.03 will be applicable.  Notwithstanding the foregoing, Section 18.03 shall not apply to Participants who are subject to a collective bargaining agreement between the Employer and employee representatives if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

For the purpose of this section, the term “Employer” includes all Affiliates, and the term “Employee” includes all employees of the Affiliates.

The following definitions are applicable to this Section 18.01:

(a)             Key Employee:  An Employee or former Employee (including a deceased employee) who at any time during the Plan Year that includes the Determination Date is (i) an officer of the Employer with annual compensation exceeding $130,000 [as adjusted in accordance with Code Section 416(i)(1)]; (ii) a 5% owner of the Employer; or (iii) a 1% owner of the Employer who has annual compensation of more than $150,000.  For purposes of this section, “annual compensation” means compensation as defined in Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(b)             Non-Key Employee:  An Employee or former Employee of the Employer who is not a Key Employee.  The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

(c)             Determination Date:  For all Plan Years subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year, the last day of such Plan Year.

(d)             Permissive Aggregation Group:  The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)             Required Aggregation Group:  (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date and the four preceding Plan Years (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer that enables a plan described in (i) of this subsection (e) to meet the requirements of Code Sections 401(a)(4) or 410.

(f)             Top Heavy Plan:  The Plan is a Top Heavy Plan if:

(i)	the top heavy ratio for the Plan exceeds 60% and the Plan is not part of a Required or Permissive Aggregation Group;

(ii)	the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group; or

(iii)	the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group.

(g)             Top Heavy Compensation:  Top Heavy Compensation means “compensation” as defined in Section 415(c)(3) of the Code and Treasury Regulation 1.415(2)(d)(11)(i).

18.02                  Top Heavy Ratio

The top heavy ratio is determined as follows:

(a)             If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date(s), has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the one-year period ending on the Determination Date(s)], (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances [including any part of any account balance distributed in the one-year period ending on the Determination Date(s)], (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code Section 416 and the regulations thereunder.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b)             If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the top heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002).  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).

(c)             For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year; or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002) will be disregarded.  The calculation of the top heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Date(s) that fall within the same calendar year.

(d)             The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

18.03                  Minimum Contributions

For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (including a Participant who is not credited with at least 1,000 Hours of Service in the Plan Year) is required to receive an annual allocation of contributions (disregarding Social Security benefits) equal to at least 3% of his Top Heavy Compensation; provided that, if the allocation of contributions expressed as a percentage of Top Heavy Compensation allocated to a Key Employee [including all salary deferral contributions other than catch-up contributions made in accordance with Section 401(k) of the Code allocated for the benefit of the Key Employee] for a Plan Year is less than 3%, such percentage will be substituted for 3%.  The amount described in the preceding sentence will be referred to in this Section 18.03 as the “top heavy minimum contribution.”  For each year in which the Employer maintains a defined benefit plan in addition to the Plan, the requirements of this paragraph will be satisfied for all Non-Key Employees who participate in both plans by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan.  For each year in which the Employer maintains another defined contribution plan in addition to the Plan, the top heavy minimum contribution described in this paragraph may be provided for Non-Key Employees who participate in both plans by such other defined contribution plan or the Plan, as elected by the Plan Administrator.

For each Plan Year in which the Plan is required to provide the top heavy minimum contribution, the Employer will contribute to the Account of each Non-Key Employee required to receive an allocation pursuant to the previous paragraph an amount equal to the difference between the amount necessary to provide such Non-Key Employee with the top heavy minimum contribution for such year and the amount previously allocated to such Non-Key Employee’s Account consisting of contributions made by the Employer for such year.  Top heavy minimum contributions will consist solely of contributions made by the Employer.  After-tax contributions [within the meaning of Treasury Regulation 1.401(m)-1(f)(6)] and “elective deferrals” [within the meaning of Code Section 402(g)(3)(A)], if permitted by the Plan to be allocated to a Non-Key Employee’s Account, may not be used to satisfy the top heavy minimum contribution.

SECTION 19 - MISCELLANEOUS

19.01                  Employer’s Right to Terminate Employees

The right of an Employer to terminate the employment of any of its Employees will not be affected by an Employee’s participation in the Plan.

19.02                  Gender and Number

Wherever used in the Plan, a masculine pronoun will refer to both the masculine and feminine; and a singular pronoun will refer to both singular and plural, unless the context clearly requires otherwise.

19.03                  Merger or Consolidation

The Plan Administrator may authorize the merger, transfer or consolidation of a Participant’s Accounts to another qualified plan.  In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant in such other plan would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to, or greater than, the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).  To the extent required by Code Section 411(d)(6), the Plan will preserve the forms of benefit relating to that portion of a Participant’s Account acquired as a result of a merger, consolidation or transfer of assets or liabilities with any other plan.

To the extent required by Code Section 411(d)(6), the Plan will preserve the forms of benefit relating to that portion of a Participant’s Account acquired as a result of a merger, consolidation or transfer of assets or liabilities with any other plan.  The distribution limitations set forth in Section 401(k) of the Code shall apply to elective deferral and qualified non-elective contributions received by the Plan pursuant to a plan-to-plan transfer.

To the extent that a plan (“prior plan”) has been merged, transferred or consolidated with this Plan, any provision or amendment to this Plan conforming it to Section 401(a) of the Code shall also be deemed to amend the provisions of the prior plan to the extent that such prior plan has not already been amended to conform it to Section 401(a) of the Code.

19.04                  Named Fiduciaries

The named fiduciaries of the Plan will be the Plan Administrator, the Trustee and the Sponsor.

19.05                  Limitations on Payment; Missing Participant

If, in the judgment of the Plan Administrator, a Participant or Beneficiary is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him under the Plan, the distribution or payment may be made to the person’s guardian or other legal representative (or, if none is known, to any other person or institution who has custody of the person), and that distribution or payment will constitute a full discharge of any obligation with respect to the amount paid or distributed.

If the Plan Administrator cannot locate a Participant or Beneficiary at the time payments are due, the Account of such Participant or Beneficiary may be cancelled and such amounts paid to the Employer.  In such case, the Account of the Participant or Beneficiary will be reinstated if such individual subsequently files a claim for his or her benefit under the Plan.

19.06                  Limitation on Reversion of Contributions

Prior to the satisfaction of all liabilities to Participants and Beneficiaries, except as provided in subsections (a) through (d) below, all assets of the Trust Fund will be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

(a)             In the event any contribution made by the Employer to the Plan is made based upon a mistake of fact, such contribution may be returned to the Employer within one year after the date it was contributed to the Plan.  Earnings attributable to the mistaken contribution may not be returned to the Employer, but losses attributable thereto must reduce the amounts to be returned.

(b)             In the event that the Office of District Director of the Internal Revenue Service, upon initial application of the Sponsor for approval of the Plan, and after an opportunity has been given the Sponsor to make any changes to the Plan and Trust Agreement which may be suggested by such office for approval of the Plan and Trust Agreement, rules that the Plan and Trust Agreement fail to qualify as tax exempt under Sections 401 and 501 of the Code, then the Plan and Trust Agreement will become null and void and the then market value of the contributions made by the Employer to the Trust prior to the date of such initial determination as to qualification will be returned by the Trustee within one year of the date of denial of qualification.  This subsection (b) will not be applicable unless the application by the Employer is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)             In the event that a contribution made by the Employer to the Plan is disallowed as a tax-deductible expense under Section 404 of the Code, then such contribution, to the extent that the deduction is disallowed, less the net losses, if any, attributed thereto, will be returned to the Employer within one year after the disallowance of the deduction.  Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amounts to be returned.

(d)             In the event that the Plan is terminated, all amounts held in a suspense account will be allocated to the Accounts of active Participants in a nondiscriminatory manner, as determined by the Plan Administrator.  To the extent that any amounts held in the suspense account cannot be allocated due to the application of Section 415 of the Code, the excess amounts will be treated as a reversion and distributed to the Sponsor or Employer after the payment to Participants and Beneficiaries of their Accounts.

19.07                  Additional Service Credits

If a Leased Employee becomes eligible to participate in the Plan, such Employee’s service while a Leased Employee, or such service during a period in which the Employee would have been a Leased Employee but for the fact that the Employee did not work for a one-year period as a substantially full-time employee, will be considered in determining any eligibility or vesting service required to be completed by a Participant under the Plan.

The Plan Administrator may, on a nondiscriminatory basis, provide that the period of time in which an authorized leave of absence has occurred will be included in any eligibility or vesting service required to be completed by a Participant under the Plan.

19.08                  Uniformed Services Employment and Reemployment Rights Act

Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and years of service with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

19.09                  Mistakes or Misstatements

In the event of a mistake or a misstatement by a Participant or Beneficiary as to any item of information that is furnished to the Plan Administrator or Trustee that has an effect on the amount paid or to be paid to such Participant or Beneficiary, or a mistake by the Plan Administrator or Trustee as to the amount paid or to be paid to a Participant or Beneficiary, the Plan Administrator shall take such action as in its judgment will provide such person with the benefit to which he is properly entitled.  The actions that may be taken by the Plan Administrator include, without limitation, the reduction of future payments to the Participant or Beneficiary, the restatement of such person’s accrued benefit on the books and records of the Plan Administrator or a request to the affected Participant or Beneficiary that such person repay the amounts paid to such person in error.

19.10                  Special Rules Under the Securities and Exchange Act of 1934

The Plan Administrator may restrict a Participant who is an “insider,” “officer” or “director” under the Securities Exchange Act of 1934 (“Act”) from changing his salary deferral election, investment election or from making withdrawals or receiving distributions from the Plan in order to comply with the Act or other Securities law or regulation.

19.11                  Indemnification

Any fiduciary designated in Section 19.04 (other than a bank or trust company or an insurance company acting as a Trustee) and anyone else delegated any power, authority or responsibility under this Plan or the Trust Agreement shall be entitled to all rights of indemnification provided by law or agreement or under the Employer’s articles of incorporation or code of regulations, each as then in effect, with respect to such fiduciary’s acts or omissions as a fiduciary under the Plan.  In addition, the Employer shall indemnify any fiduciary designated in Section 19.04 (other than a bank or trust company or an insurance company acting as a Trustee) against any and all liabilities, expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such fiduciary in connection with any threatened, pending or completed action, suit or other proceeding related to such fiduciary’s exercise or failure to exercise any of the powers, authority, responsibilities or discretion provided under the Plan or the Trust Agreement, or reasonably believed by such fiduciary to be provided under the Plan or the Trust Agreement, provided that such fiduciary acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Plan, and with respect to any criminal action or proceeding, if such fiduciary had no reasonable cause to believe that such fiduciary’s conduct was unlawful.

SECTION 20 - ADOPTION BY
AFFILIATE OR PARTICIPATING EMPLOYER

20.01                  Adoption by Affiliate or Participating Employer

With the approval of the Sponsor, an Affiliate or Participating Employer may adopt the Plan and cause its eligible employees to become Participants in accordance with its terms.  In such case, the defined terms “Employee,” “Employer” and “Participant” will be interpreted as being applicable to the Affiliate or Participating Employer and its employees to the extent necessary to carry out the foregoing intent.

20.02                  Administration

Notwithstanding any provision in the Plan to the contrary, the Sponsor will have the exclusive right to appoint the Plan Administrator described in Section 13, to amend the Plan and to terminate the Plan.  Unless otherwise provided by the Plan, neither an Affiliate nor a Participating Employer will have any discretionary authority with regard to the Plan.

20.03                  Common Fund

The Trustee of the Plan need not earmark or keep separate the assets attributable to each participating Affiliate or Participating Employer but may commingle them with the assets of the Trust.  The Trust will be available to pay benefits to Participants and their Beneficiaries without distinction as to either the Affiliate or Participating Employer to which particular assets or amounts are attributable.

20.04                  Withdrawal, Termination and Amendment

Any participating Affiliate or Participating Employer, by action of its governing authority and notice to the Plan Administrator and the Trustee, may withdraw from the Plan or may terminate its participation in the Plan with respect to its Employees without affecting the rights of the Sponsor or any other Affiliate or Participating Employer.  A withdrawing Affiliate or Participating Employer may arrange for the continuation of the Plan in separate form for its own employees, with such amendments as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan and trust and transfer of Trust Fund assets.

Notwithstanding anything contained herein to the contrary, the Sponsor, by action of its governing body, in its absolute discretion, may terminate an Affiliate’s or Participating Employer’s participation at any time, without the consent of the Affiliate or Participating Employer.

20.05                  Discrimination Testing

The provisions of Code Sections 401(a)(4), 401(k)(3) and 416 will separately be applicable to each Participating Employer [and any other employer that is required to be combined with such Participating Employer pursuant to Code Section 414(b) or (c)].

SECTION 21 - DEFINITIONS

Whenever used herein, the following words and phrases will have the meanings specified below.  Additional words and phrases may be defined in the text of the Plan.

“Account” shall have the meaning as set forth in Section 4.01 of the Plan.

“Affiliate” means, except for the purpose of determining the limitations set forth in Section 3.01, any other employer that, together with the Employer, is a member of: (a) a controlled group of corporations or of a commonly controlled trade or business, as defined in Code Sections 414(b) and (c); (b) an affiliated service group as defined in Code Section 414(m); or (c) any other organization described in Code Section 414(o) (to the extent required to be aggregated by the Secretary of Treasury).  For the purpose of determining the limitations set forth in Section 3.01, the term “Affiliate” has the meaning as set forth in this definition, as modified by Section 415(h) of the Code.

“Annual Additions” means the sum of the following amounts for a Limitation Year:

(a)             Employer Contributions and Section 401(k) Contributions (excluding Catch-up Contributions) allocated to a Participant’s Account pursuant to Section 2;

(b)             amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(c)             amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a “key employee” [as defined in Section 416(i) of the Code] under a welfare benefit fund [as defined in Section 419(e) of the Code] maintained by the Employer; or

(d)             amounts consisting of employer contributions (including elective deferral contributions), employee after-tax contributions or forfeitures allocated to any other defined contribution plan or simplified employee pension (other than a salary reduction simplified employee pension) of the Employer or an Affiliate to which the Participant is or was a participant.

In determining the amount set forth in subsection (a) above, an excess Annual Addition determined in accordance with Section 3.01 that is applied to reduce Employer Contributions in a future Limitation Year will be considered an Annual Addition for the year in which such contribution is applied.

The amounts described in subsections (a) and (d) above will include amounts treated as “excess deferrals” within the meaning of Treasury Regulation 1.402(g)-1(e)(1)(iii) [unless distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3)], “excess contributions” [within the meaning of Treasury Regulation 1.401(k)-6], “excess aggregate contributions” [within the meaning of Treasury Regulation 1.401(m)-5] for a Limitation Year, or Catch-up Contributions.

“Beneficiary” means the individual, individuals or trust designated by the Participant under the terms of Section 7, or determined in accordance with Section 7, to receive any death benefit payable under the Plan.

“Catch-up Contributions” means contributions made in accordance with Section 414(v) of the Code and which are provided for pursuant to Section 2.02 of the Plan.

“Code” means the Internal Revenue Code of 1986, as may be amended from time to time and corresponding provisions of future federal internal revenue codes.

“Compensation” means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an Employee by the Employer during the Plan Year (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code; provided compensation paid by the Employer during any Plan Year in excess of the limit set forth in Code Section 401(a)(17)(A), as adjusted by Code Section 401(a)(17)(B), will be excluded.  Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2) of the Code].  Notwithstanding the definition of Compensation set forth above, Compensation will exclude (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.  In addition, notwithstanding the foregoing, effective on and after January 1, 2006, the definition of Compensation set forth above will exclude overtime, except for overtime payments paid to salaried, non-exempt employees as defined by the Employer pursuant to the Fair Labor Standards Act, 29 USC 201 et. seq., and the regulations thereunder.

For purposes of a Participant’s first Plan Year of participation, only Compensation paid to such Participant after the date on which he begins to participate in the Plan will be considered for purposes of determining contributions to the Plan.

Compensation will not include amounts paid by the Employer attributable to periods subsequent to a Participant’s separation from service.

Compensation will be determined without regard to (a) any reduction in compensation resulting from participation in a Section 401(k) cash or deferred arrangement or any arrangement pursuant to Section 125, Section 132(f), Section 402(h), Section 403(b), Section 414(h)(2) or Section 457 of the Code; and (b) any rules that limit remuneration included in wages based on the nature or location of employment or services performed.

Amounts payable to a Participant under an arrangement pursuant to Section 125 of the Code shall include the amount of compensation not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

 “Effective Date” for this amended and restated Plan means, except where separately stated, January 1, 2002.

“Employee” means any person who is classified by the Employer as a common law employee.  For this purpose, the term “Employee” will exclude (a) any Leased Employee or individuals whose terms of employment are established by an agreement between the Employer and another company; and (b) any individual described in Section 410(b)(3)(A) of the Code and with respect to whom inclusion in this Plan has not been provided for in a collective bargaining agreement setting forth his terms and conditions of employment or a nonresident alien described in Section 410(b)(3)(C) of the Code.  In addition, for Plan Years beginning before January 1, 2002, the term “Employee” will also exclude the following classification of employees:  “Model Attendants” (individuals who serve in a host/hostess capacity for model homes, greeting customers, fielding phone calls, taking messages for sales consultants and answering questions from current and prospective clients).  If an individual who is not classified as a common law employee is determined by a court of law or governmental agency to be a common law employee, such employee will remain excluded from participation in the Plan unless the Plan is amended to specifically provide for such employee’s inclusion.

“Employer” means the Sponsor and any Participating Employer or Affiliate that the Sponsor allows to participate in the Plan.

“Employer Contribution” means the amount contributed by the Employer pursuant to Section 2.01 of the Plan.

“Employer Contribution Account” means the portion of a Participant’s Account consisting of Employer Contributions, as adjusted in accordance with Section 5.

“Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Employer or an Affiliate or, if a One-Year Break in Service occurs, the date on which an Employee first performs an Hour of Service for the Employer or an Affiliate after such One-Year Break in Service.

“Enrollment Election” means an agreement, on a form or by a method prescribed by the Plan Administrator, between a Participant and the Employer, providing for the reduction of Compensation to be paid to the Participant after the date such agreement is made and the making of Section 401(k) Contributions to the Plan.  Such election will remain in effect until modified or terminated by the Participant.

Except for occasional bona fide administrative considerations, the deferral of Section 401(k) Contributions cannot precede  the performance of services with respect to which the contributions relate, or when the compensation subject to the deferral is paid, if earlier (such as in the case of a signing bonus).  In addition, an Enrollment Election can only be made with respect to amounts that are not currently available to the Participant on the date of the election.

The Plan Administrator may permit a Participant to make an Enrollment Election on a form provided by the Plan Administrator, through instructions made through the Internet, by telephone or through the use of any electronic means not prohibited by the Internal Revenue Service or the Department of Labor and to receive all information necessary to make such election in a similar manner. The Plan Administrator may limit the method used by the Participant to one or more of the methods described in this paragraph.

“Entry Date” means the first day of January, April, July or October, but not earlier than the date the Plan first became effective.

“Highly-Compensated Employee” means, for the applicable testing year, any Employee of the Employer who (a) was a “5% owner,” as such term is defined by Code Section 416(i)(1) and applicable regulations thereunder, at any time during the current Plan Year or preceding Plan Year; or (b) received “compensation,” as such term is defined by Code Section 414(q)(4) and applicable regulations thereunder, in excess of the dollar amount determined by reference to Code Section 414(q)(1)(B)(i) for the look-back year.  The Sponsor elects to limit the number of Employees in (b) above to the top paid group of employees.  “Top paid group” will have the meaning as set forth in Code Sections 414(q)(3) and 414(q)(5) and applicable regulations thereunder.  The “look-back year” will mean the preceding Plan Year.

“Hour of Service” means:

(a)             each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate.  These hours will be credited to the Employee for the computation period or periods in which the duties are performed; and

(b)             each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, absence for maternity or paternity reasons, jury duty, military duty or leave of absence.  No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period) unless such period is a period of Qualified Military Service.  An Employee will be credited with Hours of Service for all periods of Qualified Military Service in accordance with the Uniformed Services Employment and Reemployment Rights Act.  Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c)             each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate.  The same Hours of Service will not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). The hours credited pursuant to this subsection (c) will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(d)             if records of actual hours are not maintained for an Employee, an Employee will be given credit for 45 Hours of Service if he is employed at any time during a calendar week.

“Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient [or for the recipient and related persons determined in accordance with Sections 414(n) and 414(o) of the Code] on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient employer.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.

A Leased Employee will not be considered an employee of the recipient (and thus not otherwise an Employee) if (a) such employee is covered by a money purchase pension plan which provides for (i) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Section 125, Section 402(a)(8), Section 402(h) or Section 403(b); (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient’s non-highly-compensated work force.

A Leased Employee will not be considered an Employee of an Employer unless the definition of Employee specifically provides for such inclusion.  A Leased Employee may be considered as an eligible employee solely for the purpose of determining whether the Plan meets the requirements of Section 410(b) of the Code to the extent required by such section and applicable regulations thereunder.

“Limitation Year” means the Plan Year.

“Non-Highly-Compensated Employee” means any employee of the Employer who is not a Highly-Compensated Employee.

“Normal Retirement Age” means the day on which the Participant attains age 65.

“One-Year Break in Service” means a 12-month period during which a Participant has not completed more than 500 Hours of Service.

In the case of an Employee who is absent from work for maternity or paternity reasons, such Employee will have credited, solely for purposes of determining whether a One-Year Break in Service has occurred for eligibility and vesting, if required, in the year in which the absence begins if necessary to prevent a One-Year Break in Service for such year; or in the following year, the number of hours that would normally have been credited but for such absence; or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence.  The total number of hours treated as Hours of Service under this paragraph will not exceed 501 hours.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of pregnancy of the Participant; (b) by reason of the birth of a child of the Participant; (c) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

An Employee will not be treated as having a One-Year Break in Service as a result of an absence from active employment due to any periods of Qualified Military Service.

“Participant” means either (a) an Employee who is participating in the Plan in accordance with Section 1.01 for whom an Account is being maintained; or (b) a former Employee of the Employer for whom an Account is being maintained.

“Participating Employer” is an employer related by ownership to the Employer but which is not considered an Affiliate.

“Plan” means the M/I Homes, Inc. 401(k) Profit Sharing Plan, as amended, as embodied in the Plan document and amendments made hereto from time to time.

“Plan Administrator” means an administrative committee appointed by the Sponsor to perform the functions described in Section 13.  In the absence of such appointment, the Sponsor will be the Plan Administrator.  Notwithstanding the foregoing, the Sponsor will be the Plan Administrator for purposes of the reporting and disclosure requirements of Employee Retirement Income Security Act of 1974, as it shall be amended from time to time, and of the Code.

“Plan Year” means the fiscal year of the Plan beginning on January 1 and ending on December 31.

“Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by an Employee relating to reemployment initiated on or after December 12, 1994, if such Employee is entitled to reemployment rights under such chapter with respect to such service.

“Rollover Account” means so much of a Participant’s Account that is attributable to Rollover Contributions, as adjusted in accordance with Section 5.

“Rollover Contribution” means the amount contributed by an Employee as a rollover contribution in accordance with Section 402 of the Code and Section 2.03 of the Plan.

“Section 401(k) Account” means the portion of the Account of a Participant consisting of Section 401(k) Contributions, as adjusted in accordance with Section 5.

“Section 401(k) Contribution” means the amount contributed by the Employer to the Plan as a result of a Participant’s election pursuant to an Enrollment Election to reduce his Compensation on a pre-tax basis.

“Sponsor” means M/I Homes, Inc., or any successor employer that assumes the responsibilities and liabilities of the Plan.

“Spouse” or “Surviving Spouse” means an individual who is legally married to the Participant at the relevant time, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in Code Section 414(p).  Notwithstanding the foregoing, “Spouse” or “Surviving Spouse” excludes an individual who is a common-law spouse in accordance with the applicable state law.

“Trust” or “Trust Fund” means the fund established pursuant to the terms of the Trust Agreement, which fund may be comprised of one or more investment funds.

“Trust Agreement” means the agreement by and between the Sponsor and the Trustee for the management, investment and disbursement of assets held in the Trust Fund.

“Trustee” means the bank, trust company and/or individual designated by the Sponsor to hold and invest the Trust Fund and to pay benefits and expenses in accordance with the terms and provisions of the agreement by and between the Sponsor and such bank, trust company and/or individual.

“Valuation Date” means the last day of the Plan Year and any other date or dates fixed by the Plan Administrator for the valuation of assets and adjustments of Accounts.

IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed by a duly authorized individual this ________ day of ___________________, 2007.

M/I HOMES, INC.

By:_______________________________

Name (Print):_______________________

Title:______________________________